101 Munson Street Greenfield, MA 01301

NEWS RELEASE	FOR IMMEDIATE RELEASE

For Further Information:
Shareholder Services (866) 270-7788 closedendfunds@virtus.com

VIRTUS TOTAL RETURN FUND INC. DECLARES DISTRIBUTION AND

DISCLOSES SOURCES OF DISTRIBUTION – SECTION 19(a) NOTICE

Hartford, CT, January 2, 2018 — The Virtus Total Return Fund Inc. (NYSE: ZF) announced the following quarterly distribution:

Amount of Distribution	Ex-Date	Record Date	Payable Date
$0.361	January 4, 2018	December 29, 2017	January 9, 2018

Under the terms of its managed distribution plan, the fund will seek to maintain a consistent distribution level that may be paid in part or in full from net investment income and realized capital gains, or a combination thereof. Shareholders should note, however, that if the fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the fund’s assets and will constitute a return of the shareholder’s capital. You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

Virtus Total Return Fund Inc. - 2

The fund provided this estimate of the sources of the distributions:

Distribution Estimates	December 2017 (QTD)		Year-to-date (YTD) (1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.047	12.9%	$0.047	12.9%
Net Realized Foreign Currency Gains	—	0.0%	—	0.0%
Net Realized Short-Term Capital Gains	0.055	15.3%	0.055	15.3%
Net Realized Long-Term Capital Gains	0.159	44.1%	0.159	44.1%
Return of Capital (or other Capital Source)	0.100	27.7%	0.100	27.7%

Total Distribution	$0.361	100.0%	$0.361	100.0%

(1)	YTD December 1, 2017 to November 30, 2018.

Information regarding the fund’s performance and distribution rates is set forth below. Please note that all performance figures are based on the fund’s NAV and not the market price of the fund’s shares. Performance figures are not meant to represent individual shareholder performance.

December 29, 2017
Average Annual Total Return on NAV for the 5-year period (2)	12.57%
Current Fiscal YTD Annualized Distribution Rate (3)	10.70%
YTD Cumulative Total Return on NAV (4)	0.30%
YTD Cumulative Distribution Rate (5)	2.67%

(2)	Average Annual Total Return on NAV is the annual compound return for the five-year period. It reflects the change in the fund’s NAV and reinvestment of all distributions.
(3)	Current Fiscal YTD Annualized Distribution Rate is the current distribution rate annualized as a percentage of the fund’s NAV at quarter end.
(4)

YTD Cumulative Total Return on NAV is the percentage change in the fund’s NAV from the first day of the year to this quarter end, including distributions paid and assuming reinvestment of those distributions.

(5)	YTD Cumulative Distribution Rate is the dollar value of distributions from the first day of the year to this quarter end as a percentage of the fund’s NAV at quarter end.

The amounts and sources of distributions reported in this notice are estimates only and are not being provided for tax reporting purposes. The actual amounts and sources of the distributions will depend on the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund or your broker will send shareholders a Form 1099-DIV for the calendar year that will tell shareholders what distributions to report for federal income tax purposes.

About the Fund

The Virtus Total Return Fund Inc. (formerly known as, The Zweig Fund, Inc.) is a diversified closed-end fund and its investment objective is capital appreciation, with income as a secondary objective. Virtus Investment Advisers, Inc. has been the investment adviser, and Duff & Phelps Investment Management Co. and Newfleet Asset Management, LLC have been subadvisers, to the fund since December 9, 2011. Performance and characteristics prior to that date were attained by the previous adviser using a different investment strategy.

Virtus Total Return Fund Inc. - 3

For more information on the fund, contact shareholder services at (866) 270-7788, by email at closedendfunds@virtus.com, or through the closed end fund section on the web at www.virtus.com.

Fund Risks

An investment in a fund is subject to risk, including the risk of possible loss of principal. A fund’s shares may be worth less upon their sale than what an investor paid for them. Shares of closed-end funds may trade at a discount to their net asset value. For more information about a fund’s investment objective and risks, please see the fund’s annual report. A copy of the fund’s most recent annual report may be obtained free of charge by contacting “Shareholder Services” as set forth at the top of this press release.

About Duff & Phelps Investment Management Co.

Duff & Phelps Investment Management Co. has more than 35 years of experience managing investment portfolios, including institutional separate accounts and open- and closed-end funds investing in utilities, infrastructure, real estate investment trusts (REITs), and master limited partnerships (MLPs), and international equity. For more information, visit www.dpimc.com.

About Newfleet Asset Management

Newfleet Asset Management provides comprehensive fixed income portfolio management in multiple strategies. Newfleet leverages the knowledge and skill of a team of investment professionals with expertise in every sector of the bond market, including evolving, specialized, and out-of-favor sectors. The team employs active sector rotation and disciplined risk management to portfolio construction, avoiding interest rate bets, and remaining duration neutral to each strategy’s stated benchmark. For more information, visit www.newfleet.com.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. For more information visit www.virtus.com.

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101 Munson Street Greenfield, MA 01301

NEWS RELEASE	FOR IMMEDIATE RELEASE

For Further Information:
Shareholder Services (866) 270-7788 closedendfunds@virtus.com

VIRTUS TOTAL RETURN FUND INC. DECLARES DISTRIBUTION AND

DISCLOSES SOURCES OF DISTRIBUTION – SECTION 19(a) NOTICE

Hartford, CT, April 3, 2018 — Virtus Total Return Fund Inc. (NYSE: ZF) announced the following quarterly distribution:

Amount of Distribution	Ex-Date	Record Date	Payable Date
$0.361	April 11, 2018	April 12, 2018	April 19, 2018

Under the terms of its managed distribution plan, the fund will seek to maintain a consistent distribution level that may be paid in part or in full from net investment income and realized capital gains, or a combination thereof. Shareholders should note, however, that if the fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the fund’s assets and will constitute a return of the shareholder’s capital. You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

Virtus Total Return Fund Inc. - 2

The fund provided this estimate of the sources of the distributions:

Distribution Estimates	March 2018 (QTD)		Year-to-date (YTD) (1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.063	17.4%	$0.109	15.1%
Net Realized Foreign Currency Gains	—	0.0%	—	0.0%
Net Realized Short-Term Capital Gains	—	0.0%	—	0.0%
Net Realized Long-Term Capital Gains	—	0.0%	0.079	11.0%
Return of Capital (or other Capital Source)	0.298	82.6%	0.534	73.9%

Total Distribution	$0.361	100.0%	$0.722	100.0%

(1)	YTD December 1, 2017 to November 30, 2018.

Information regarding the fund’s performance and distribution rates is set forth below. Please note that all performance figures are based on the fund’s NAV and not the market price of the fund’s shares. Performance figures are not meant to represent individual shareholder performance.

March 29, 2018
Average Annual Total Return on NAV for the 5-year period (2)	8.09%
Current Fiscal YTD Annualized Distribution Rate (3)	12.63%
YTD Cumulative Total Return on NAV (4)	-12.59%
YTD Cumulative Distribution Rate (5)	6.32%

(2)	Average Annual Total Return on NAV is the annual compound return for the five-year period. It reflects the change in the fund’s NAV and reinvestment of all distributions.
(3)	Current Fiscal YTD Annualized Distribution Rate is the current distribution rate annualized as a percentage of the fund’s NAV at quarter end.
(4)

YTD Cumulative Total Return on NAV is the percentage change in the fund’s NAV from the first day of the year to this quarter end, including distributions paid and assuming reinvestment of those distributions.

(5)	YTD Cumulative Distribution Rate is the dollar value of distributions from the first day of the year to this quarter end as a percentage of the fund’s NAV at quarter end.

The amounts and sources of distributions reported in this notice are estimates only and are not being provided for tax reporting purposes. The actual amounts and sources of the distributions will depend on the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund or your broker will send shareholders a Form 1099-DIV for the calendar year that will tell shareholders what distributions to report for federal income tax purposes.

About the Fund

Virtus Total Return Fund Inc. (formerly known as The Zweig Fund, Inc.) is a diversified closed-end fund and its investment objective is capital appreciation, with income as a secondary objective. Virtus Investment Advisers, Inc. has been the investment adviser, and Duff & Phelps Investment Management Co. and Newfleet Asset Management, LLC have been subadvisers, to the fund since December 9, 2011. Performance and characteristics prior to that date were attained by the previous adviser using a different investment strategy.

Virtus Total Return Fund Inc. - 3

For more information on the fund, contact shareholder services at (866) 270-7788, by email at closedendfunds@virtus.com, or through the closed end fund section on the web at www.virtus.com.

Fund Risks

An investment in a fund is subject to risk, including the risk of possible loss of principal. A fund’s shares may be worth less upon their sale than what an investor paid for them. Shares of closed-end funds may trade at a discount to their net asset value. For more information about a fund’s investment objective and risks, please see the fund’s annual report. A copy of the fund’s most recent annual report may be obtained free of charge by contacting “Shareholder Services” as set forth at the top of this press release.

About Duff & Phelps Investment Management Co.

Duff & Phelps Investment Management Co. has more than 35 years of experience managing investment portfolios, including institutional separate accounts and open- and closed-end funds investing in utilities, infrastructure, real estate investment trusts (REITs), and master limited partnerships (MLPs), and international equity. For more information, visit www.dpimc.com.

About Newfleet Asset Management

Newfleet Asset Management provides comprehensive fixed income portfolio management in multiple strategies. Newfleet leverages the knowledge and skill of a team of investment professionals with expertise in every sector of the bond market, including evolving, specialized, and out-of-favor sectors. The team employs active sector rotation and disciplined risk management to portfolio construction, avoiding interest rate bets, and remaining duration neutral to each strategy’s stated benchmark. For more information, visit www.newfleet.com.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. For more information visit www.virtus.com.

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